UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2012
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    On March 14, 2012, James Barton resigned from his position as Chief Technology Officer and Senior Vice President for TiVo Inc. effective March 16, 2012.

(e)    In connection with Mr. Barton's resignation, we plan to enter into a consulting agreement with him to continue to provide certain consulting services related to patent matters, litigation, and certain technical matters to the company until March 15, 2015, unless earlier terminated by either Mr. Barton or the company. During the term of his consulting agreement, Mr. Barton shall be paid $25,000 per month. During the consulting agreement, Mr. Barton will continue to vest in his current equity awards. Mr. Barton shall also receive COBRA premium reimbursements for continued medical, vision, and dental benefits for himself and his dependents for the maximum period of time under which Mr. Barton remains eligible under COBRA during the term of his consulting agreement and should the term of the consulting agreement extend past such eligibility period Mr. Barton shall be entitled to reimbursement of expenses up to the amount paid by him under COBRA for the remaining term of his consulting agreement. Upon expiration of the consulting agreement, all of Mr. Barton's vested equity awards shall remain vested and remain exercisable for the lesser of their original term or one year from such date of expiration. In the event the consulting agreement is terminated prior to the expiration of the initial term by the company other than for good reason (as defined in the consulting agreement) or by Mr. Barton for good reason (as defined in the consulting agreement) or upon his death or a change in control of the company (as defined in the agreement), in addition to any payments owed to him under the agreement through the date of termination, all of Mr. Barton's unvested equity awards shall immediately vest and remain exercisable for the lesser of their original term or one year from such date of termination.

The foregoing descriptions of Mr. Barton's consulting agreement with the company are qualified in their entirety by reference to the applicable provisions of the agreement, which will be filed as an exhibit to the company's quarterly report on Form 10-Q for the period ending April 30, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: March 16, 2012	By:	/s/ Matt Zinn
Matt Zinn
Senior Vice President, General Counsel, Chief Privacy Officer, and Corporate Secretary